Exhibit 11.1


                        Icy Splash Food & Beverage, Inc.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                   (Unaudited)

                                                For the Nine Months         For the Three Months
                                                 Ended September 30          Ended September 30
                                              ------------------------   --------------------------
                                                 2004          2003         2004          2003
                                                 ----          ----         ----          ----
Net (loss)                                    $  (60,978)  $   (11,180)  $   (31,522)  $    (13,852)
                                              ==========   ===========   ===========   ============

BASIC EARNINGS:

Weighted average number of common shares
outstanding                                   12,599,644    11,435,500    14,902,891     11,435,500
                                              ==========   ===========   ===========   ============

Basic earnings (loss) per common share        $      .00   $       .00   $       .00   $        .00
                                              ==========   ===========   ===========   ============


DILUTED EARNINGS:

Weighted average number of common shares
outstanding                                   12,599,644    11,435,500    14,902,891     11,435,500
Assumed exercise of stock options                   --            --            --             --
                                              ==========   ===========   ===========   ============


Weighted average number of common shares
outstanding, as adjusted                      12,599,644    11,435,500    14,902,891     11,435,500
                                              ==========   ===========   ===========   ============


Diluted earnings (loss) per common shares     $      .00   $       .00   $       .00   $        .00
                                              ==========   ===========   ===========   ============